SECOND AMENDMENT TO PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (this AAmendment@) is made and entered into as of the 14th day of March 2000, by and among Ferrellgas Partners, L.P., a Delaware limited partnership (Purchaser), Ferrellgas, L.P., a Delaware limited partnership (Subsidiary OLP), and Williams Natural Gas Liquids, Inc., a Delaware corporation (Seller).

                              W I T N E S S E T H:

         WHEREAS, Purchaser, Subsidiary OLP and Seller have entered into that certain Purchase Agreement dated as of November 7, 1999, as amended by the First Amendment to Purchase Agreement on December 17, 1999 (the Purchase Agreement); and

         WHEREAS, Purchaser, Subsidiary OLP and Seller desire to further amend the Purchase Agreement as set forth in this Amendment;

     WHEREAS, pursuant to Section 9.3 of the Purchase Agreement, the Purchase Agreement may be amended in writing by the parties thereto;

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                      AMENDMENTS TO THE PURCHASE AGREEMENT

SECTION 1.1         Amendment to Section 1.4 of the Purchase Agreement.

         Section 1.4(a) of the Purchase Agreement is hereby amended by deleting 30 days and inserting 105 days.

SECTION 1.2         Amendment to Section 4.2 of the Purchase Agreement.

         (a) Section 4.2(d) of the Purchase Agreement is hereby amended by adding the following sentence at the end of the first paragraph of such section prior to A(A) Converted Common Unit Value:

                 Seller agrees that notwithstanding the five business day requirement above, any obligations of Purchaser and Subsidiary OLP under this Section 4.2(d) shall not be payable until the earlier to occur of (x) April 1, 2000 or (y) the date upon which the audit contemplated by Sections 4.5 and 4.13 is completed.

         (b) Section 4.2(e) of the Purchase Agreement is hereby amended by deleting 120 days and inserting 180 days.

         (c) Section 4.2(f) of the Purchase Agreement is hereby amended by adding the following sentence to the end of such section:

                  ASeller agrees that upon the occurrence of a Material Event in
         (B) above, notwithstanding the five business day requirement, any obligations of Purchaser and Subsidiary OLP under this Section 4.2(f) shall not be payable until the earlier to occur of (x) April 1, 2000 or
         (y) the date upon which the audit contemplated by Sections 4.5 and 4.13 is completed.

SECTION 1.3         Amendment to Section 4.13 of the Purchase Agreement.

         Section 4.13 of the Purchase Agreement is hereby amended and restated to read as follows:

                  ASECTION 4.13   Audit.

                           Purchaser has engaged Deloitte & Touche to perform an
                  audit of the Company=s financial records for the nine months ended September 30, 1999, and for the years ended December 31, 1998 and December 31, 1997, and to prepare financial statements whose format will comply with the requirements of the Securities and Exchange Commission. Costs and expenses of such an audit will be paid as follows:

                  $ The audit fees and expenses incurred by Ernst & Young L.L.P., the first firm initially engaged to perform the audit, shall be borne by Seller;

                  $ The first $300,000 of audit fees and expenses incurred by Deloitte & Touche shall be borne by Purchaser;

                  $        The  next  $343,750  (i.e.,   from  $300,000  through
                           $643,750) of such audit fees and expenses incurred by Deloitte & Touche shall be borne by Seller; and

                  $ Any additional audit fees and expenses incurred by Deloitte & Touche (i.e., to the extent greater than $643,750) shall be borne by Purchaser.

                                   ARTICLE II

                               GENERAL PROVISIONS

SECTION 2.1   Full Force and Effect.

         Except as expressly amended hereby, the Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

SECTION 2.2   Other Provisions.

         Article IX of the Purchase Agreement shall apply to this Amendment and be incorporated herein with the same force and effect as if its provisions were reprinted as part of this Amendment.

         EXECUTED as of the date first written above.

                                     WILLIAMS NATURAL GAS LIQUIDS, INC.


                                 By:
                                     Name:
                                     Title:


                                     FERRELLGAS PARTNERS, L.P.
                                 By: Ferrellgas Inc., its general partner



                                 By:
                                      Name:
                                      Title:


                                      FERRELLGAS, L.P.
                                 By:  Ferrellgas, Inc., its general partner



                                 By:
                                      Name:
                                      Title: